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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


        We consent to the incorporation by reference in Registration Statements No. 333-21273 and No. 333-54392 on Form S-3 and in Registration Statements No. 333-03465 and No. 333-61611 on Form S-8 of Shurgard Storage Centers, Inc. of our report dated February 8, 2001 (February 28, 2001, as to Note Q), appearing in the Annual Report on Form 10-K/A of Shurgard Storage Centers, Inc. for the year ended December 31, 2000.

/s/  Deloitte & Touche LLP
Deloitte & Touche LLP

Seattle, Washington
August 21, 2001